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                                                                      EXHIBIT 11

                          CARDIOVASCULAR DYNAMICS, INC.
            STATEMENT REGARDING THE COMPUTATION OF NET LOSS PER SHARE
                    (In thousands, except per share amounts)


                                                             Three Months Ended March 31,
                                                              --------------------------
                                                                1998              1997
                                                              --------           -------
Numerator:
Net loss ...........................................          ($ 1,974)          ($  598)
                                                              --------           -------
Net loss used for basic and diluted loss per share--
  loss attributable to common stockholders .........          ($ 1,974)          ($  598)
                                                              ========           =======


Denominator:
Denominator for basic and diluted loss per share--
  weighted average common shares outstanding .......             8,896             9,081
                                                              ========           =======

Basic and diluted net loss per share ...............          ($  0.22)          ($ 0.07)
                                                              ========           =======
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